As filed with the Securities and Exchange Commission on December 30, 2002

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

REMEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

California

95-3814301
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3790 Via de la Valle, Suite 311, Del Mar, California

92014

(Address of Principal Executive Offices)	(Zip Code)

Spectrian 1992 Stock Plan, as amended
Spectrian 1994 Director Option Plan, as amended
Spectrian 1998 Nonstatutory Stock Option Plan, as amended
Spectrian 1998 Employee Stock Purchase Plan, as amended
Non-Plan Options

(Full Title of the Plan)

Ronald E. Ragland
Chairman & Chief Executive Officer
REMEC, Inc.
3790 Via de la Valle, Suite 311
Del Mar, California  92014

(Name and Address of Agent For Service)

(858) 505-3713

(Telephone Number, Including Area Code, of Agent For Service.)

Copies to:

Victor A. Hebert, Esq.
Randall B. Schai, Esq.

Heller Ehrman White & McAuliffe LLP

333 Bush Street

San Francisco, California  94104-2878
Telephone: (415) 772-6000
Facsimile: (415) 772-6268

CALCULATION OF THE REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Offering Price	Amount Of Registration Fee
Common Stock, par value $0.01 per share (1)	3,500,000	$4.33	$15,155,000	$1,395

(1) Also includes the associated rights to purchase shares of the registrant’s Series RP Preferred Stock, which rights are not currently separable from the shares of common stock and not currently exercisable.

(2) Consists of common shares (the “Common Stock”) of REMEC, Inc. (“REMEC” or “Registrant”) to be issued upon exercise of currently outstanding stock options (the “Options”) granted under the Spectrian 1992 Stock Plan, as amended (the “1992 Plan”), the Spectrian 1994 Director Option Plan, as amended (the “1994 Plan”), the Spectrian 1998 Nonstatutory Stock Option Plan, as amended (the “1998 Plan”), the Spectrian 1998 Employee Stock Purchase Plan, as amended (the “ESPP”) and certain non-plan stock options issued pursuant to written compensation contracts.  The 1992 Plan, 1994 Plan, 1998 Plan, the ESPP and non-plan options were assumed by REMEC pursuant to the Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of October 29, 2002, among REMEC, Spectrian Corporation and REEF Acquisition Corp. (the “Merger Agreement”).  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued as a result of a stock split, stock dividend or similar adjustment to the outstanding Common Stock.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based on the average high and low prices of REMEC Common Stock reported on the Nasdaq National Market on December 23, 2002.

EXPLANATORY NOTE

On December 20, 2002, REMEC completed its acquisition of Spectrian Corporation, a Delaware corporation (“Spectrian”), pursuant to the Merger Agreement.  Upon completion of the acquisition, Spectrian became a wholly owned subsidiary of REMEC.  This registration statement is filed by REMEC to register 3,500,000 shares of Common Stock issuable or deliverable to current and former employees and directors of Spectrian or its subsidiaries, pursuant to Spectrian’s 1992 Stock Plan, as amended, Spectrian’s 1994 Director Option Plan, as amended, Spectrian’s 1998 Nonstatutory Stock Option Plan, as amended, and certain non-plan stock options (each a “Spectrian Option”), and outstanding purchase rights under Spectrian’s 1998 Employee Stock Purchase Plan, as amended (“Purchase Rights”).  The Spectrian Options and Purchase Rights were assumed by REMEC pursuant to the Merger Agreement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.    Plan Information.

The document(s) containing the information specified in Item 1 will be sent or given to employees as specified in Rule 428(b)(1) of the Securities Act and are not required to be filed as part of this registration statement.

Item 2.    Registrant Information and Employee Plan Annual Information.

The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) of the Securities Act and are not required to be filed as part of this registration statement.

PART II

STATEMENT REQUIRED IN CONNECTION WITH

REGISTRATION OF ADDITIONAL SECURITIES

Item 3.    Incorporation of Documents by Reference.

The following documents filed by REMEC, Inc. (“REMEC”), with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement:

(a)           REMEC’s latest Annual Report on Form 10-K for the fiscal year ended January 31, 2002, filed on April 30, 2002 (File No. 1-16541) as amended by REMEC’s Annual Report on Form 10-K/A filed on November 13, 2002.

(b)           (i)            REMEC’s Quarterly Report on Form 10-Q for the quarter ended November 1, 2002, filed on

December 16, 2002.

(ii)                                  REMEC’s Quarterly Report on Form 10-Q for the quarter ended August 2, 2002, filed on September 16, 2002, as amended by REMEC’s Quarterly Report on Form 10-Q/A filed on November 13, 2002.

(iii)                               REMEC’s Quarterly Report on Form 10-Q for the quarter ended May 3, 2002, filed on June 17, 2002, as amended by REMEC’s Quarterly Report on Form 10-Q/A filed on November 13, 2002.

(iv)          REMEC’s Current Report on Form 8-K filed December 23, 2002.

(v)                                 REMEC’s Current Report on Form 8-K filed December 20, 2001, as amended by REMEC’s Current Report on Form 8-K/A filed on November 12, 2002.

(vi)          REMEC’s Current Report on Form 8-K filed May 20, 2002.

(c)           (i)            The description of REMEC’s common stock contained in REMEC’s Registration Statement on

Form 8-A filed December 13, 1995 and amended on June 15, 2001, including any amendment or report filed for the purpose of updating such description.

(ii)                                  The description of REMEC’s preferred stock purchase rights contained in REMEC’s Registration Statement on Form 8-A filed June 15, 2001, including any amendment or report filed for the purpose of updating such description.

All documents filed by REMEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of the filing of such documents.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Section 317 of the California Corporations Code authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act.  REMEC’s Restated Articles of Incorporation and Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code.  REMEC has entered into indemnification agreements with each of its current directors and certain of its officers.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits

The following exhibits are filed as part of this registration statement.

Exhibit Number	Description
4.1

Provisions of the Restated Articles of Incorporation of REMEC dated June 29, 2000, that define the rights of security holders of REMEC (Previously filed as Exhibit 3.1 to REMEC’s Annual Report on Form 10-K for the year ended January 31, 2002 as amended (File No. 001-16541) and incorporated by reference herein)

4.2

The Certificate of Determination, Preferences and Rights of Series RP Preferred Stock of REMEC dated June 15, 2001 (Previously filed as Exhibit 3.2 to REMEC’s Annual Report on Form 10-K for the year ended January 31, 2002 as amended (File No. 001-16541) and incorporated by reference herein)

4.3

Provisions of the Amended and Restated Bylaws of REMEC, as amended effective March 4, 2002, that define the rights of security holders of REMEC (Previously filed as Exhibit 3.3 to REMEC’s Annual Report on Form 10-K for the year ended January 31, 2002 as amended (File No. 001-16541) and incorporated by reference herein)

4.4

Rights Agreement, dated June 15, 2001, between REMEC and Mellon Investor Services LLC as Rights Agent (Previously filed as Exhibit 4.1 of REMEC’s Registration Statement on Form 8-A filed June 15, 2001 (File No. 001-16541) and incorporated by reference herein)

5.1	Opinion of Heller Ehrman White & McAuliffe LLP regarding the legality of the shares of REMEC common stock to be issued (Filed herewith)
23.1	Consent of Heller Ehrman White & McAuliffe LLP (Included in its opinion filed in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Auditors (Filed herewith)
24	Power of Attorney (Filed herewith)
99.1

Spectrian 1992 Stock Plan, as amended (Previously filed as Exhibit 4 to Spectrian Corporation’s Registration Statement on Form S-8 filed March 30, 2001 (File No. 333-58066) and incorporated by reference herein)

99.2	Spectrian 1994 Director Option Plan, as amended (Filed herewith)
99.3

Spectrian 1998 Nonstatutory Stock Option Plan, as amended (Previously filed as Exhibit 4.1 to Spectrian Corporation’s Registration Statement on Form S-8 filed August 17, 2000 (File No. 333-44046) and incorporated by reference herein)

99.4	Spectrian 1998 Employee Stock Purchase Plan, as amended (Filed herewith)
99.5

Nonstatutory Stock Option Agreement between Spectrian Corporation and Garrett A. Garrettson dated August 27, 1996 (Previously filed as Exhibit 4.1 to Spectrian Corporation’s Registration Statement on Form S-8 filed October 21, 1997 (File No. 333-25435) and incorporated by reference herein)

99.6

Nonstatutory Stock Option Agreement between Spectrian Corporation and Garrett A. Garrettson dated August 27, 1996 (Previously filed as Exhibit 4.2 to Spectrian Corporation’s Registration Statement on Form S-8 filed October 21, 1997 (File No. 333-25435) and incorporated by reference herein)

99.7

Nonstatutory Stock Option Agreement between Spectrian Corporation and Garrett A. Garrettson dated November 18, 1997 (Previously filed as Exhibit 4.5 to Spectrian Corporation’s Registration Statement on Form S-8 filed August 17, 2000 (File No. 333-44046) and incorporated by reference herein)

99.8

Nonstatutory Stock Option Agreement between Spectrian Corporation and Thomas H. Waechter dated March 31. 2000 (Previously filed as Exhibit 4.2 to Spectrian Corporation’s Registration Statement on Form S-8 filed August 17, 2000 (File No. 333-44046) and incorporated by reference herein)

99.9

Nonstatutory Stock Option Agreement between Spectrian Corporation and Michael D. Angel dated September 23, 1999 (Previously filed as Exhibit 4.3 to Spectrian Corporation’s Registration Statement on Form S-8 filed August 17, 2000 (File No. 333-44046) and incorporated by reference herein)

Item 9.            Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Del Mar, State of California, on December 30, 2002.

REMEC, INC.

By:

/s/ Ronald E. Ragland

Ronald E. Ragland
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Ronald E. Ragland and David L. Morash, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ronald E. Ragland	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 30, 2002
Ronald E. Ragland
/s/ David L. Morash	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 30, 2002
David L. Morash
/s/ Thomas A. Corcoran
	Director	December 30, 2002
Thomas A. Corcoran
/s/ Andre R. Horn
	Director	December 30, 2002
Andre R. Horn
/s/ Jeffrey M. Nash
	Director	December 30, 2002
Jeffrey M. Nash
/s/ Mark D. Dankberg
	Director	December 30, 2002
Mark D. Dankberg
/s/ William H. Gibbs
	Director	December 30, 2002
William H. Gibbs

Director
Martin A. Cooper

Director
Robert W. Shaner

Exhibit Index

Exhibit Number	Description
4.1

Provisions of the Restated Articles of Incorporation of REMEC dated June 29, 2000, that define the rights of security holders of REMEC (Previously filed as Exhibit 3.1 to REMEC’s Annual Report on Form 10-K for the year ended January 31, 2002 as amended (File No. 001-16541) and incorporated by reference herein)

4.2

The Certificate of Determination, Preferences and Rights of Series RP Preferred Stock of REMEC dated June 15, 2001 (Previously filed as Exhibit 3.2 to REMEC’s Annual Report on Form 10-K for the year ended January 31, 2002 as amended (File No. 001-16541) and incorporated by reference herein)

4.3

Provisions of the Amended and Restated Bylaws of REMEC, as amended effective March 4, 2002, that define the rights of security holders of REMEC (Previously filed as Exhibit 3.3 to REMEC’s Annual Report on Form 10-K for the year ended January 31, 2002 as amended (File No. 001-16541) and incorporated by reference herein)

4.4

Rights Agreement, dated June 15, 2001, between REMEC and Mellon Investor Services LLC as Rights Agent (Previously filed as Exhibit 4.1 of REMEC’s Registration Statement on Form 8-A filed June 15, 2001 (File No. 001-16541) and incorporated by reference herein)

5.1	Opinion of Heller Ehrman White & McAuliffe LLP regarding the legality of the shares of REMEC common stock to be issued (Filed herewith)
23.1	Consent of Heller Ehrman White & McAuliffe LLP (Included in its opinion filed in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Auditors (Filed herewith)
24	Power of Attorney (Filed herewith)
99.1

Spectrian 1992 Stock Plan, as amended (Previously filed as Exhibit 4 to Spectrian Corporation’s Registration Statement on Form S-8 filed March 30, 2001 (File No. 333-58066) and incorporated by reference herein)

99.2	Spectrian 1994 Director Option Plan, as amended (Filed herewith)
99.3

Spectrian 1998 Nonstatutory Stock Option Plan, as amended (Previously filed as Exhibit 4.1 to Spectrian Corporation’s Registration Statement on Form S-8 filed August 17, 2000 (File No. 333-44046) and incorporated by reference herein)

99.4	Spectrian 1998 Employee Stock Purchase Plan, as amended (Filed herewith)
99.5

Nonstatutory Stock Option Agreement between Spectrian Corporation and Garrett A. Garrettson dated August 27, 1996 (Previously filed as Exhibit 4.1 to Spectrian Corporation’s Registration Statement on Form S-8 filed October 21, 1997 (File No. 333-25435) and incorporated by reference herein)

99.6

Nonstatutory Stock Option Agreement between Spectrian Corporation and Garrett A. Garrettson dated August 27, 1996 (Previously filed as Exhibit 4.2 to Spectrian Corporation’s Registration Statement on Form S-8 filed October 21, 1997 (File No. 333-25435) and incorporated by reference herein)

99.7

Nonstatutory Stock Option Agreement between Spectrian Corporation and Garrett A. Garrettson dated November 18, 1997 (Previously filed as Exhibit 4.5 to Spectrian Corporation’s Registration Statement on Form S-8 filed August 17, 2000 (File No. 333-44046) and incorporated by reference herein)

99.8

Nonstatutory Stock Option Agreement between Spectrian Corporation and Thomas H. Waechter dated March 31. 2000 (Previously filed as Exhibit 4.2 to Spectrian Corporation’s Registration Statement on Form S-8 filed August 17, 2000 (File No. 333-44046) and incorporated by reference herein)

99.9

Nonstatutory Stock Option Agreement between Spectrian Corporation and Michael D. Angel dated September 23, 1999 (Previously filed as Exhibit 4.3 to Spectrian Corporation’s Registration Statement on Form S-8 filed August 17, 2000 (File No. 333-44046) and incorporated by reference herein)